UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 25, 2007, various entities owned by Maguire Properties TRS Holdings II, Inc., a subsidiary of Maguire Properties, L.P., the operating partnership of Maguire Properties, Inc. (the “Company”), that purchased a portion of the former EOP Southern California portfolio from Blackstone Real Estate Advisors (“Blackstone”), completed the sale of five office properties and two development sites (the “Properties”) located in Orange County, California for approximately $344.8 million to Bixby Land Company as contemplated by the Purchase and Sale Agreement dated February 13, 2007.

The following schedule, based on data received from Blackstone, sets forth certain information with respect to the Properties sold. Such data has not been independently verified, and the information below therefore may not be accurate or complete.

Properties	Location	Occupancy	Rentable Square Feet

Inwood Park (1)	Irvine, CA	91.6%	157,000
1201 Dove Street	Newport Beach, CA	98.6%	78,000
Fairchild Corporate Center	Irvine, CA	97.8%	105,000
Redstone Plaza	Newport Beach, CA	96.3%	168,000
Bixby Ranch (2)	Seal Beach, CA	96.5%	295,000
Total			803,000

 ___________
(1)	The sale included Inwood Park II, a development site with an estimated buildable area of 86,000 square feet.
(2)	The sale included the Bixby Ranch development site. The estimated buildable area for the Bixby Ranch development site has not yet been determined.

In connection with the closing, the entire $222.6 million Bridge Mortgage Loan was repaid. The remaining excess sales proceeds (net of prorations and closing costs) of approximately $118.4 million were used to pay down the $400.0 million Term Loan to approximately $281.6 million.

Section 7	Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this current report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 29, 2007, the Operating Partnership issued a press release announcing its completion of an agreement with Bixby Land Company to sell five office properties located in Orange County, California. The properties are all part of the portfolio acquired from Blackstone. The total sales price is approximately $344.8 million.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of May 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President & Chief Financial Officer

Dated: May 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of May 29, 2007.